Exhibit 10.113(a)

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of October 27, 2016 (this “Amendment”) is entered into among SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”), SMITH & WESSON CORP., a Delaware corporation (“S&W”, and, together with the Company, the “Borrowers” and, each a “Borrower”), the Guarantors party hereto, the lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and TD BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Swingline Lender, TD SECURITIES (USA) LLC, as Joint Lead Arranger and Joint Book Runner, BRANCH BANKING AND TRUST COMPANY, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, REGIONS BUSINESS CAPITAL, as Joint Lead Arranger and Joint Book Runner, REGIONS BANK, as Co-Syndication Agent, WELLS FARGO SECURITIES, LLC, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and TD Bank, N.A., as Administrative Agent and Swing Line Lender entered into that certain Credit Agreement dated as of June 15, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of July 5, 2016 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested (i) an increase in Revolving Commitments, (ii) extension of the Maturity Date for the Revolving Facility and (iii) certain other amendments to the Credit Agreement; and

WHEREAS, the Lenders agree to such requests, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Amendments to Section 1.01.

(i) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, among the Borrowers, the Guarantors party thereto, the Lenders party thereto and Administrative Agent.

“Second Amendment Effective Date” means October 27, 2016.

(b) The following definitions in Section 1.01 of the Credit Agreement are amended as follows:

(i) the definition of “Applicable Percentage” is amended by deleting the word “ninth” two places therein and replacing such word with “eighth”.

(ii) the definition of “Immaterial Subsidiary” is amended by deleting the amount “$1,000,000” two places therein and replacing such amount with “$10,000,000”.

(iii) the definition of “Maturity Date” is amended and restated in its entirety as follows:

“Maturity Date” means (a) with respect to the Term Facility, the earlier of (i) June 15, 2020 or (ii) the date that is six (6) months in advance of the earliest maturity of any Permitted Notes (other than the 2018 Senior Notes) and (b) with respect to the Revolving Facility, the earlier of (i) October 27, 2021 or (ii) the date that is six (6) months in advance of the earliest maturity of any Permitted Notes (other than the 2018 Senior Notes); provided, however, that in each case, if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

(iv) clause (i) in the definition of “Permitted Acquisition” is amended and restated in its entirety to read as follows:

“(i) Reserved;”.

(v) the definition of “Revolving Commitment” is amended and restated in its entirety as follows:

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Second Amendment Effective Date shall be $350,000,000.”

(vi) the definition of “Revolving Note” is amended and restated in its entirety as follows:

“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Annex A to the Second Amendment.

(vii) the definition of “TD Bank Fee Letter” is amended and restated in its entirety as follows:

“TD Bank Fee Letter” means, collectively, the letter agreement dated June 15, 2015 among the Borrowers, the Administrative Agent and TD Bank and the letter agreement dated October 27, 2016 among the Borrowers, the Administrative Agent and TD Bank.”

(c) Section 2.05(b)(i) is amended by deleting the amount “$5,000,000” therein and replacing such amount with “$10,000,000”.

(d) Section 2.14(a) is hereby amended by deleting the amount “$50,000,000” therein and replacing such amount with the amount “$150,000,000”.

(e) Section 6.12(b) is amended by deleting the period “5 days” therein and replacing such period with “thirty (30) days”.

(f) Section 7.02(k) is amended by deleting the amount “$1,000,000” therein and replacing such amount with “$5,000,000”.

(g) Schedule 2.01 to the Credit Agreement is amended and restated in its entirety to read as Schedule 2.01 attached hereto as Annex B.

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent, in each case in a manner reasonably satisfactory to the Administrative Agent and each Lender:

(a) Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of each Loan Party and by each Lender.

(b) Material Adverse Effect. Since the date of the Audited Financial Statements, there shall not have occurred any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of either Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(d) No Default. No Default shall exist or would result from this Amendment on the Second Amendment Effective Date.

(e) Notes. Receipt by the Administrative Agent of a duly executed Revolving Note in favor of each Lender (the “New Notes”).

(f) Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Second Amendment Effective Date.

(g) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

(i)	(A) as to each Borrower, a copy of its Organization Documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Second Amendment Effective Date and (B) as to all other Loan Parties, a certification that the copies of such Loan Party’s Organization Documents delivered to the Administrative Agent on June 15, 2015, or such later date in the event such Loan Party executed a Joinder to the Credit Agreement after June 15, 2015, continue to be true and correct copies of such Organization Documents as of the Second Amendment Effective Date;

(ii)	such certificates of resolutions or other action satisfactory to the Administrative Agent, including evidencing proper authorization of the transactions contemplated by this Amendment, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and

(iii)	such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(h) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Second Amendment Effective Date including, without limitation, (i) any fees required to be paid on or before the Second Amendment Effective Date pursuant to the TD Bank Fee Letter and (ii) an upfront fee payable to the Administrative Agent for the accounts of each Lender (including TD Bank in its capacity as a Lender), in an amount equal to the sum of (i) 0.15% of the difference between such Lender’s Revolving Commitment amount under the Credit Agreement and such Lender’s Revolving Commitment under the Credit Agreement (after giving effect to this Amendment), (ii) 0.10% of such Lender’s Revolver Commitment under the Credit Agreement (before giving effect to this Amendment) that will rollover and become part of such Lender’s Revolving Commitment under the Credit Agreement and (iii) 0.10% of the outstanding principal balance of the Term Loan held by such Lender . The upfront fee shall be deemed fully earned and shall be due and payable in full on the Second Amendment Effective Date. The Borrowers hereby irrevocably instruct and authorize TD Bank to debit the Borrowers’ deposit account (account number ending in 6051) maintained with TD Bank on the Second Amendment Effective Date in the amount of such upfront fee.

(i) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement and in each other Loan Document, or which are contained in any document furnished in connection therewith, are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date.

(j) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of each Borrower as of the Second Amendment Effective Date certifying that (i) the conditions specified in Sections 2(b), 2(c), 2(d), and 2(i) have been satisfied as of the Second Amendment Effective Date and (ii) that the execution and delivery of this Amendment and the incurrence of any Indebtedness under the Credit Agreement, as amended by this Amendment, does not violate Section 4.09 of the 2018 Senior Notes Indenture.

(k) Attorney Costs. Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(l) Compliance. Receipt by the Administrative Agent or any Lender of documentation that is requested by Administrative Agent or such Lender pursuant to the Patriot At, the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970)) (the “BSA”) or any regulations under the BSA or the Patriot Act.

3. Revolving Commitments. Each of the parties hereto agrees that, after giving effect to this Amendment, the revised Revolving Commitments and Applicable Percentages of the Revolving Lenders (after giving effect to this Amendment) shall be as set forth in Annex B attached hereto. In connection with this Amendment, the outstanding Revolving Loans and Revolving Applicable Percentages in all outstanding Swingline Loans shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Revolving Lenders of Revolving Loans as necessary such that, after giving effect to increases to the Revolving Commitments contemplated hereby, each Revolving Lender will hold Revolving Loans and Applicable Percentages in all outstanding Swingline Loans based on its Applicable Percentage (after giving effect to such increases to the Revolving Commitment).

4. Miscellaneous.

(a) This Amendment shall be deemed to be, and is, a Loan Document.

(b) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, and (iii) affirms all of its obligations under the Loan Documents as amended hereby. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders, constitute a waiver of any provision of the Credit Agreement or any other Loan Document or serve to effect a novation of the Obligations.

(c) Effective as of the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(d) Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Loan Parties as follows:

(i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith, including, without limitation, the New Notes;

(ii) this Amendment and the other Loan Documents executed in connection herewith, including, without limitation, the New Notes, have been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment and the other Loan Documents executed in connection herewith, including, without limitation, the New Notes;

(iv) no Default or Event of Default currently exists or would arise after giving effect to this Amendment and the other Loan Documents executed in connection herewith, including, without limitation, the New Notes, or the consummation of the transactions contemplated hereunder; and

(v) such Loan Party and each of its Subsidiaries, if any, is a corporation or limited liability company, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable.

(e) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(g) Subject to any applicable limitations set forth in the Loan Documents, each Loan Party hereby agrees from time to time, as and when reasonably requested by Administrative Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

(h) This Amendment shall be binding upon the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of the Borrowers, the other Loan Parties, the Lenders and Administrative Agent and the successors and permitted assigns of the Lenders and Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Loan Documents.

(i) Notwithstanding any provision to the contrary contained elsewhere in this Amendment or in any other Loan Document, the Arrangers, Joint Book Runners and Co-Syndication Agents shall not have any duties or responsibilities, nor shall the Arrangers, Joint Book Runners, and Co-Syndication Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Amendment or any other Loan Document or otherwise exist against the Arrangers, Joint Book Runners and Co-Syndication Agents.

(j) This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(k) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS

SMITH & WESSON HOLDING CORPORATION

By:	/s/ Jeffrey D. Buchanan

Name:	Jeffrey D. Buchanan

Title: Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

SMITH & WESSON CORP.

By:	/s/ Jeffrey D. Buchanan

Name:	Jeffrey D. Buchanan

Title: Executive Vice President, Chief Financial Officer, and Treasurer

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

GUARANTORS

THOMPSON/CENTER ARMS COMPANY, LLC		SWSS LLC

By:	/s/ Jeffrey D. Buchanan	By:	/s/ Jeffrey D. Buchanan
Name: Jeffrey D. Buchanan		Name: Jeffrey D. Buchanan
Title: Executive Vice President, Chief Financial Officer, and Treasurer		Title: Executive Vice President, Chief Financial Officer, and Treasurer

SMITH & WESSON DISTRIBUTING, INC.		BEAR LAKE HOLDINGS, LLC

By:	/s/ Jeffrey D. Buchanan	By:	/s/ Jeffrey D. Buchanan
Name: Jeffrey D. Buchanan		Name: Jeffrey D. Buchanan
Title: Executive Vice President, Chief Financial Officer, and Treasurer		Title: Executive Vice President, Chief Financial Officer, and Treasurer

DEEP RIVER PLASTICS, LLC		BATTENFELD TECHNOLOGIES, INC.
By:	/s/ Jeffrey D. Buchanan	By:	/s/ Jeffrey D. Buchanan
Name: Jeffrey D. Buchanan		Name: Jeffrey D. Buchanan
Title: Executive Vice President, Chief Financial Officer, and Treasurer		Title: Executive Vice President, Chief Financial Officer, and Treasurer

BATTENFELD ACQUISITION COMPANY INC.		BTI TOOLS, LLC

By:	/s/ Jeffrey D. Buchanan	By:	/s/ Jeffrey D. Buchanan
Name: Jeffrey D. Buchanan		Name: Jeffrey D. Buchanan
Title: Executive Vice President, Chief Financial Officer, and Treasurer		Title: Executive Vice President, Chief Financial Officer, and Treasurer

CRIMSON TRACE CORPORATION

By:	/s/ Jeffrey D. Buchanan
Name: Jeffrey D. Buchanan
Title: Executive Vice President, Chief Financial Officer, and Treasurer

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

ADMINISTRATIVE
AGENT:	TD BANK, N.A., as Administrative Agent

By: /s/ Maria P. Goncalves
Name: Maria P. Goncalves
Title: Regional Vice President

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

LENDERS:	TD BANK, N.A.,
as a Lender and Swing Line Lender

By: /s/ Maria P. Goncalves
Name: Maria P. Goncalves
Title: Regional Vice President

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By: /s/ Matthew J. Davis
Name: Matthew J. Davis
Title: SVP

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

By: /s/ Edward S. Borden
Name: Edward S. Borden
Title: SVP

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

REGIONS BANK

By: /s/ Bruce Rhodes
Name: Bruce Rhodes
Title: Senior Vice President

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

WELLS FARGO BANK, N.A.

By: /s/ Michael Sweeney

Name:	Michael Sweeney

Title:	Sr Vice President

Smith & Wesson Holding Corporation

Second Amendment to Credit Agreement

ANNEX A

[FORM OF] AMENDED AND RESTATED REVOLVING NOTE

$[ ]	October 27, 2016

FOR VALUE RECEIVED, the undersigned SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”), and SMITH & WESSON CORP., a Delaware corporation (“S&W”, and, together with the Company, the “Borrowers” and, each a “Borrower”), hereby jointly and severally promise to pay to [            ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement dated as June 15, 2015, as amended by that certain First Amendment to Credit Agreement dated as of July 5, 2016 and as amended by that certain Second Amendment to Credit Agreement dated as of the date hereof (as so amended, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and TD Bank, N.A., as Administrative Agent.

The Borrowers jointly and severally promise to make principal payments as specified in the Credit Agreement, and pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Amended and Restated Revolving Note (this “Note”) is one of the Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Note.

This Amended and Restated Revolving Note amends and restates and is issued in substitution for and replacement of but not in satisfaction of that certain Revolving Note dated June 15, 2015, issued by the Borrowers in favor of the Lender, in the principal amount of $[            ].

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Borrowers have executed this Note as an instrument under seal as of the day first written above.

SMITH & WESSON HOLDING CORPORATION

By:
Name:
Title:

SMITH & WESSON CORP.

By:
Name:
Title:

ANNEX B

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Credit Commitment	Applicable Percentage Revolving Facility	Term Loan Commitment	Applicable Percentage Term Facility
TD Bank, N.A.	$78,469,000.00	22.41971428%	$22,500,000.00	21.42857142%
Branch Banking and Trust Company	$78,469,000.00	22.41971429%	$22,500,000.00	21.42857143%
People’s United Bank, National Association	$36,124,000.00	10.32114285%	$15,000,000.00	14.28571429%
Wells Fargo Bank, N.A.	$78,469,000.00	22.41971429%	$22,500,000.00	21.42857143%
Regions Bank	$78,469,000.00	22.41971429%	$22,500,000.00	21.42857143%
TOTAL	$350,000,000.00	100.0000000%	$105,000,000.00	100.0000000%